                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name: Nth Power Management II, L.P.

Address: 50 California Street
         San Francisco, California 94111

Designated Filer: Tim Woodward

Issuer & Ticker Symbol: Comverge (COMV)

Date of Event Requiring Statement: 4/18/07